UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2006

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive offices)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of The Pantry, Inc. (the “Company”) approved certain amendments to the Company’s 1999 Stock Option Plan (the “Plan”), as well as a restatement of the Plan (the “Amended and Restated Plan”) to reflect such amendments. A copy of the Amended and Restated Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The Plan was amended to provide for the automatic acceleration of vesting of outstanding unvested options to purchase the Company’s common stock in the event of a Change in Control (as such term is defined in the Amended and Restated Plan) of the Company. Prior to the amendments, upon the occurrence of certain Extraordinary Events (as such term was defined in the Plan), any acceleration of vesting was at the sole discretion of the Committee. Under the Amended and Restated Plan, the Committee retains the ability to accelerate outstanding options in other situations at its sole discretion, but upon a Change in Control, acceleration of outstanding unvested options is automatic.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
10.1	Amended and Restated 1999 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: August 7, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Amended and Restated 1999 Stock Option Plan